Exhibit 99.1

ISSUE RELEASE:	INVESTOR CONTACT:	Trina Schurman
October 1, 2015 at 1:15 PM PDT		Nordstrom, Inc.
206-303-6503

	MEDIA CONTACT:	Dan Evans
Nordstrom, Inc.
206-303-3036

Nordstrom Announces Closing of its Credit Card Transaction
$1.8 Billion Net Proceeds to be Returned to Shareholders through Dividend and Share Repurchase
Board Authorizes Special Cash Dividend of $4.85 per Share
SEATTLE, Wash. (October 1, 2015) – Nordstrom, Inc. (NYSE: JWN) today announced the closing of its credit card transaction with TD Bank U.S.A., N.A. (TD), including the sale of its credit card portfolio and the initiation of the long-term agreement under which TD is the exclusive U.S. issuer of Nordstrom-branded Visa and private label consumer credit cards. This transaction supports Nordstrom’s strategy to enhance the customer experience while allowing for improvement in capital efficiency.
As previously announced on May 26, 2015, Nordstrom will continue to perform all customer-facing account servicing functions, maintaining the customer-focused integration between its credit and retail operations. The Company will also continue to fund and manage the Nordstrom Rewards loyalty program, Nordstrom debit cards and Nordstrom employee accounts. This transaction is designed to have virtually no service impact on Nordstrom cardholders, customers and employees.
“We look forward to our collaboration with TD, a premier financial institution that shares our customer focus. Our mutual commitment to having Nordstrom employees serve our customers directly is paramount to this partnership,” said Blake Nordstrom, co-president, Nordstrom, Inc. “We are also pleased to be able to return capital directly to our shareholders using our balanced approach to capital allocation.”
USE OF PROCEEDS
The Company sold its credit card portfolio to TD for $2.2 billion, representing the gross value of the outstanding receivables. In conjunction with the transaction, the Company prepaid $325 million of secured debt due October 2016 to provide the receivables free and clear.
The Company intends to deploy net proceeds of $1.8 billion, after $325 million in debt reduction and transaction costs between $35 million and $45 million, directly to shareholders through dividend and share repurchase. In connection with the closing, its board of directors authorized a special cash dividend and an additional $1 billion share repurchase program:

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The special cash dividend of $4.85 per share of outstanding common stock will be payable on October 27, 2015, to shareholders of record at the close of business on October 12, 2015. The Company expects the aggregate payment to be approximately $900 million.

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The authorized share repurchase program is up to $1 billion of the Company’s outstanding common stock, through March 1, 2017. The actual number, price, manner and timing of future share repurchases, if any, will be subject to market and economic conditions and applicable Securities and Exchange Commission rules. This program is in addition to the Company’s existing repurchase program that was approved by its board in September 2014. The existing repurchase program has $591 million outstanding as of September 30, 2015, and will expire on March 1, 2016.

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In connection with the special cash dividend and as required by the Company’s equity incentive plans approved by the shareholders, anti-dilutive adjustments will be made to the Company’s outstanding equity awards on the dividend record date to preserve their value following the special cash dividend.

Nordstrom will provide additional details on the overall financial impact of the transaction, including an update to its fiscal 2015 outlook, in its upcoming earnings release on November 12, 2015.
ABOUT NORDSTROM
Nordstrom, Inc. is a leading fashion specialty retailer based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 315 stores in 39 states and Canada. Customers are served at 119 Nordstrom stores in the U.S. and Canada; 188 Nordstrom Rack stores; two Jeffrey boutiques; and one clearance store. Additionally, customers are served online through Nordstrom.com, Nordstromrack.com and HauteLook. The company also owns Trunk Club, a personalized clothing service serving customers online at TrunkClub.com and its five clubhouses. Nordstrom, Inc.'s common stock is publicly traded on the NYSE under the symbol JWN.
Certain statements in this news release contain or may suggest "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties, including, but not limited to, anticipated financial outlook for the fiscal year ending January 30, 2016, anticipated annual total and comparable sales rates, anticipated new store openings in existing, new and international markets, anticipated Return on Invested Capital and trends in our operations. Such statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: successful execution of our customer strategy, including expansion into new domestic and international markets, acquisitions, investments in our stores and online, our ability to realize the anticipated benefits from growth initiatives and our ability to provide a seamless experience across all channels; timely completion of construction associated with newly planned stores, relocations and remodels, all of which may be impacted by the financial health of third parties; our ability to manage the investment opportunities in our online business and our ability to manage related organizational changes; our ability to maintain relationships with our employees and to effectively attract, develop and retain our future leaders; effective inventory management, disruptions in our supply chain and our ability to control costs; the impact of any systems failures, cybersecurity and/or security breaches, including any security breach of our systems or those of a third-party provider that results in the theft, transfer or unauthorized disclosure of customer, employee or company information or compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; our ability to effectively utilize data in strategic planning and decision making; efficient and proper allocation of our capital resources; our ability to realize the expected benefits of the long-term program agreement with TD Bank U.S.A., N.A.; our ability to safeguard our reputation and maintain our vendor relationships; the impact of economic and market conditions and the resultant impact on consumer spending patterns; our ability to respond to the business environment, fashion trends and consumer preferences, including changing expectations of service and experience in stores and online; the effectiveness of planned advertising, marketing and promotional campaigns in the highly competitive retail industry; weather conditions, natural disasters, health hazards, national security or other market disruptions, or the prospects of these events and the resulting impact on consumer spending patterns; our compliance with applicable banking-related laws and regulations impacting our ability to extend credit to our customers, employment laws and regulations, certain international laws and regulations, other laws and regulations applicable to us, including the outcome of claims and litigation and resolution of tax matters, and ethical standards; impact of the current regulatory environment and financial system and health care reforms; compliance with debt covenants, availability and cost of credit, changes in interest rates, debt repayment patterns, personal bankruptcies and bad debt write-offs; and the timing, price, manner and amounts of share repurchases by the company, if any, or any share issuances by the company, including issuances associated with option exercises or other matters. Our SEC reports, including our Form 10-K for the fiscal year ended January 31, 2015, and our Form 10-Q for the fiscal quarters ended May 2, 2015 and August 1, 2015, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.